UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 20, 2016

Commission File No. 0-19341

BOK FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Oklahoma	73-1373454
(State or other jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

Bank of Oklahoma Tower
P.O. Box 2300
Tulsa, Oklahoma	74192
(Address of Principal Executive Offices)	(Zip Code)

(918) 588-6000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 1.01 Entry into a Material Definitive Agreement

On June 20, 2016, BOK Financial Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC, as Manager of the several Underwriters named therein (the "Underwriters"), relating to the offer and sale in an underwritten offering (the “Offering”) of $150,000,000 aggregate principal amount of the Company’s 5.375% Subordinated Notes due 2056 (the “Notes”). Interest on the Notes is payable quarterly on March 30, June 30, September 30 and December 30, commencing on September 30, 2016, and the Notes will mature on June 30, 2056. The Offering is expected to close on June 27, 2016, subject to customary closing conditions. Net proceeds to the Company from the Offering are expected to be approximately $144.7 million. The Company expects to use the net proceeds from the Offering for general corporate purposes, including to fund a portion of the $102.5 million cash consideration payable to shareholders of MBT Bancshares upon the closing of the Company’s pending acquisition of MBT Bancshares.
The Company made certain customary representations, warranties and covenants in the Underwriting Agreement concerning the Company and its subsidiaries and the registration statement, prospectus, prospectus supplements and other documents and filings relating to the offering of the Notes. In addition, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to that agreement, a copy of which is filed as Exhibit 1.1 to this report and is incorporated herein by reference.
The offering was made pursuant to the Company's effective registration statement on Form S-3 (File No. 333-212120) previously filed with the SEC, including the prospectus contained therein, and the preliminary prospectus supplement, free writing prospectusand the final prospectus supplement, each dated June 20, 2016 and filed by the Company with the Securities and Exchange Commission.

ITEM 9.01.     Financial Statements and Exhibits.

(a) Exhibits

1.1	Underwriting Agreement, dated June 20, 2016, between the Company and Morgan Stanley & Co. LLC as Manager of the several Underwriters.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOK FINANCIAL CORPORATION

By: /s/ Steven E. Nell
Name: Steven E. Nell
Title:     Executive Vice President and Chief Financial Officer

Date: June 24, 2016

EXHIBIT INDEX

Exhibit No.
1.1	Underwriting Agreement, dated June 20, 2016, between the Company and Morgan Stanley & Co. LLC as Manager of the several Underwriters.